EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITOR


     We hereby consent to the incorporation by reference in this Registration Statement of Spectrum Science & Software Holdings Corp. (the "Company") on Form S-8, of our report dated May 5, 2003, which includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern, relating to the financial statements which appear in the Form 10-SB which is incorporated by reference in this Form S-8.


/S/ Tedder,  James,  Worden  &  Associates,  P.A.
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Tedder,  James,  Worden  &  Associates,  P.A.
Orlando  Florida

March  9,  2004




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